Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Fourth Quarter and Full Year 2021 Results

Record Oil, Natural Gas and Natural Gas Liquids Revenue and Net Income

Redeemed All Remaining Series A Cumulative Convertible Preferred Units

7% Increase in Proved Developed Reserves to over 45 MMBoe

FORT WORTH, Texas, February 24, 2022 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 16 million gross acres in 28 states, today announced financial and operating results for the quarter ended and year ended December 31, 2021.

Fourth Quarter 2021 Highlights

●	Q4 2021 run-rate daily production of 14,023 barrels of oil equivalent (“Boe”) per day (6:1)

●	Includes 25 days of production from the Company’s $57.0 million acquisition of mineral and royalty interests (the “acquired production”) that closed on December 7, 2021

●	Including a full Q4 2021 impact of the acquired production, the revenues from which will be received by the Company, run-rate production was 14,521 Boe per day (6:1)

●	Record Q4 2021 oil, natural gas and NGL revenues of $52.2 million, an increase of 9.7% from Q3 2021, primarily attributable to improved realized commodity prices

●	Record Q4 2021 net income of approximately $30.7 million and net income attributable to common units of approximately $20.0 million, as compared to $7.5 and $1.8 million, respectively, from Q3 2021

●	Q4 2021 consolidated Adjusted EBITDA of $32.8 million, compared to $33.0 million in Q3 2021

●	Kimbell redeemed all remaining Series A Cumulative Convertible Preferred Units outstanding in Q4 2021, further simplifying its capital structure and reducing its cost of capital

●	On December 7, 2021, the borrowing base and aggregate commitments on Kimbell’s secured revolving credit facility were increased from $265 million to $275 million in connection with its fall redetermination

●	As of December 31, 2021, Kimbell’s major properties[1] had 4.73 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (2.25 net DUCs and 2.48 net permitted locations), compared to 4.5 net wells needed to maintain flat production

1 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

●	As of December 31, 2021, Kimbell had 61 rigs actively drilling on its acreage, up from 60 rigs in Q3 2021 and representing 10.7%[2] market share of all rigs drilling in the continental United States as of such time

●	Announced a Q4 2021 cash distribution of $0.37 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 9.2% annualized yield based on the February 23, 2022 closing price of $16.02 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “2021 was another very strong year for Kimbell, which included several new milestones including multiple records for revenue, EBITDA, distributable cash flow per unit and net income during the year. In addition, we completed a highly attractive and accretive acquisition in December, increased the Company’s borrowing base and elected commitment on the credit facility, increased our PDP reserves and completed the full redemption of the Series A preferred stock. Perhaps most importantly, I am very proud of the release of our detailed portfolio review in May, which identified approximately 19 years of drilling inventory at 4.5 net wells completed per year, the level at which we believe our production remains flat. Finally, the Company paid out $1.14 in tax-advantaged quarterly distributions in 2021 and paid down approximately $23.3 million on its credit facility by allocating 25% of cash available for distribution for debt-paydown.

“We are in an excellent position as we enter 2022 to continue to act as a major consolidator in the U.S. oil and natural gas royalty sector. The asset class is enormous at over $700 billion in market size with only a handful of public entities in the U.S. and Canada that have the financial resources, infrastructure and technical expertise to complete large scale, multi-basin acquisitions. We believe that we are still in the early innings of this consolidation and will actively seek out targets that fit within our stringent acquisition profile.

“As I mentioned last quarter, the oil and natural gas royalty sector is particularly well-positioned to benefit from the inflationary cycle that has recently accelerated in the U.S. given that we participate in the upside from commodity price inflation, but do not experience the cost inflation that is currently being experienced by both the energy services and upstream sectors. Furthermore, all data points from the U.S. land rig count, which is still well below pre-pandemic levels, to commentary from major E&Ps indicate U.S. oil production will once again be roughly flat during 2022. We believe in this new world, production stability and flat decline rates will be the new theme of energy investing rather than the hyper-growth models of the past. With our high-quality, low-PDP decline and diversified royalty portfolio, Kimbell was built for these conditions. We are very excited about the opportunities to expand in the future and deliver unitholder value for years to come.”

2 Based on Kimbell rig count of 61 and Baker Hughes U.S. land rig count of 570 as of December 31, 2021.

Kimbell Royalty Partners, LP – News Release

Fourth Quarter 2021 Distribution and Debt Repayment

On January 21, 2022, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the fourth quarter of 2021, or $0.37 per common unit. The distribution was paid on February 7, 2022 to common unitholders of record at the close of business on January 31, 2022. Kimbell plans to utilize the remaining 25% of cash available for distribution for the fourth quarter of 2021 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q4 2021 projected cash available for distribution), Kimbell has paid down approximately $44.5 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that substantially all of its fourth quarter 2021 distribution will not constitute taxable dividend income and instead will generally result in a non-taxable reduction to the tax basis of unitholders’ common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units.

Financial Highlights

Kimbell’s fourth quarter 2021 average realized price per Bbl of oil was $74.79, per Mcf of natural gas was $4.19, per Bbl of NGLs was $38.31 and per Boe combined was $39.11.

During the fourth quarter of 2021, the Company’s total revenues were $55.7 million, net income was approximately $30.7 million and net income attributable to common units was approximately $20.0 million, or $0.46 per common unit.

Total fourth quarter 2021 consolidated Adjusted EBITDA was $32.8 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the fourth quarter of 2021, G&A expense was $6.7 million, $4.3 million of which was Cash G&A expense, or $3.33 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release).  Unit-based compensation in the fourth quarter of 2021, which is a non-cash G&A expense, was $2.4 million or $1.89 per Boe.

On December 7, 2021, the borrowing base and aggregate commitments on its secured revolving credit facility were increased from $265 million to $275 million in connection with its fall redetermination.

As of December 31, 2021, Kimbell had approximately $217.1 million in debt outstanding under its secured revolving credit facility, had net debt to fourth quarter 2021 trailing twelve month consolidated Adjusted EBITDA of approximately 1.7x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $57.9 million in undrawn capacity under its secured revolving credit facility as of December 31, 2021.

As of December 31, 2021, Kimbell had outstanding 47,162,773 common units and 17,611,579 Class B units. As of February 24, 2022, Kimbell had outstanding 47,161,782 common units and 17,611,579 Class B units.

Kimbell Royalty Partners, LP – News Release

Production

Fourth quarter 2021 average daily production was 14,479 Boe per day (6:1), which consisted of 456 Boe per day related to prior period production recognized in Q4 2021 and 14,023 Boe per day of run-rate production. The 14,023 Boe per day of run-rate production was composed of approximately 62% from natural gas (6:1) and approximately 38% from liquids (24% from oil and 14% from NGLs). The prior period production recognized in Q4 2021 was primarily due to new wells outperforming estimates.

Operational Update

As of December 31, 2021, Kimbell’s major properties had 794 gross (2.25 net) DUCs and 670 gross (2.48 net) permitted locations on its acreage. In addition, as of December 31, 2021, Kimbell had 61 rigs actively drilling on its acreage, which represents an approximate 10.7% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of December 31, 2021(1)	Gross Permits as of December 31, 2021(1)	Net DUCs as of December 31, 2021(1)	Net Permits as of December 31, 2021(1)
Permian	341	258	0.53	0.75
Eagle Ford	92	62	0.56	0.39
Haynesville	92	31	0.63	0.12
Mid-Continent	93	77	0.23	0.10
Bakken	163	152	0.26	0.66
Appalachia	9	47	0.03	0.17
Rockies	4	43	0.01	0.29
Total	794	670	2.25	2.48

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management could add an additional 20% to Kimbell's net inventory.

Reserves

Ryder Scott Company, L.P. prepared an estimate of Kimbell’s proved reserves as of December 31, 2021.  Average prices of $66.56 per barrel of oil and $3.60 per MMBtu of natural gas were used in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”).  Realized prices with applicable differentials were $61.58 per barrel of oil, $2.67 per Mcf of natural gas and $21.64 per barrel of NGLs.

Kimbell Royalty Partners, LP – News Release

Proved developed reserves at year-end 2021 increased by approximately 7% year-over-year to over 45 MMBoe, reflecting the acquisitions Kimbell made during the year along with continued development by the operators of Kimbell’s acreage.

	Crude Oil and Condensate (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Net proved developed reserves at December 31, 2020	12,294	144,233	6,085	42,418
Revisions of previous estimates	251	24,079	780	5,044
Purchases of minerals in place	1,310	8,537	519	3,252
Production	(1,344)	(19,085)	(715)	(5,240)
Net proved developed reserves at December 31, 2021	12,511	157,764	6,669	45,474

Hedging Update

The following provides information concerning Kimbell’s hedge book as of December 31, 2021:

Fixed Price Swaps as of December 31, 2021
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
1Q 2022	132,030	1,697,940	$36.76	$2.61
2Q 2022	119,938	1,516,697	$41.77	$2.23
3Q 2022	139,196	1,759,316	$43.52	$2.44
4Q 2022	109,388	1,383,496	$46.00	$2.58
1Q 2023	91,854	1,204,308	$53.38	$2.73
2Q 2023	70,889	998,179	$61.16	$2.52
3Q 2023	72,680	1,047,880	$61.70	$3.09
4Q 2023	67,988	995,532	$63.00	$3.28

Kimbell Royalty Partners, LP – News Release

2022 Guidance

Kimbell is providing financial and operational guidance ranges for 2022 as follows:

	Kimbell Royalty
	Partners LP
2022
Net Production - Mboe/d (6:1)	13.7	-	15.1
Oil Production - % of Net Production	23%	-	27%
Natural Gas Production - % of Net Production	59%	-	63%
Natural Gas Liquids Production - % of Net Production	12%	-	16%

Unit Costs ($/boe)
Marketing and other deductions	$2.10	-	$2.90
Depreciation, depletion and accretion expenses	$6.00	-	$10.00
G&A
Cash G&A	$3.20	-	$3.40
Non-Cash G&A	$2.00	-	$2.40
Production and ad valorem taxes - % of Oil, Natural Gas and NGL Revenues	6.5%	-	8.5%

Payout Ratio (1)		75%

(1)  The Company intends to pay out 75% of its projected cash available for distribution in quarterly distributions and utilize 25% of projected cash available for distribution to pay down a portion of the outstanding borrowings under its secured revolving credit facility each quarter

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth quarter 2021 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through March 3, 2022 by dialing 201-612-7415 and using the conference ID 13725588#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On February 24, 2022, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

Kimbell Royalty Partners, LP – News Release

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 122,000 gross wells with over 46,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth, drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the acquired production, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

Kimbell Royalty Partners, LP – News Release

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

December 31,
2021
Assets:
Current assets
Cash and cash equivalents	$7,052
Oil, natural gas and NGL receivables	35,147
Derivative assets	166
Accounts receivable and other current assets	3,052
Total current assets	45,417
Property and equipment, net	1,888
Investment in affiliate (equity method)	4,739
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,204,395
Less: accumulated depreciation, depletion and impairment	(663,603)
Total oil and natural gas properties, net	540,792
Right-of-use assets, net	2,845
Derivative assets	1,591
Loan origination costs, net	4,215
Total assets	$601,487
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$811
Other current liabilities	3,319
Derivative liabilities	24,191
Total current liabilities	28,321
Operating lease liabilities, excluding current portion	2,561
Derivative liabilities	4,191
Long-term debt	217,116
Other liabilities	448
Total liabilities	252,637
Commitments and contingencies
Unitholders' equity:
Common units	328,718
Class B units	881
Total unitholders' equity	329,599
Noncontrolling interest	19,251
Total equity	348,850
Total liabilities and unitholders' equity	$601,487

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	December 31, 2021	December 31, 2020
Revenue
Oil, natural gas and NGL revenues	$52,243	$25,900
Lease bonus and other income	306	32
Gain (loss) on commodity derivative instruments, net	3,128	(2,645)
Total revenues	55,677	23,287
Costs and expenses
Production and ad valorem taxes	2,380	1,472
Depreciation and depletion expense	11,721	11,987
Impairment of oil and natural gas properties	—	92,860
Marketing and other deductions	3,206	2,684
General and administrative expenses	6,730	6,402
Total costs and expenses	24,037	115,405
Operating income (loss)	31,640	(92,118)
Other income (expense)
Equity income in affiliate	400	304
Interest expense	(2,489)	(1,740)
Loss on extinguishment of debt	—	(476)
Other income	1,247	—
Net income (loss) before income taxes	30,798	(94,030)
Provision for (benefit from) income taxes	74	(190)
Net income (loss)	30,724	(93,840)
Distribution and accretion on Series A preferred units	(3,244)	(1,578)
Net (income) loss attributable to noncontrolling interests	(7,472)	33,213
Distributions on Class B units	(18)	(21)
Net income (loss) attributable to common units	$19,990	$(62,226)

Basic	$0.46	$(1.66)
Diluted	$0.44	$(1.66)
Weighted average number of common units outstanding
Basic	43,371,258	37,477,152
Diluted	62,713,187	37,477,152

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Revenue
Oil, natural gas and NGL revenues	$175,088	$92,587
Lease bonus and other income	3,319	346
Loss on commodity derivative instruments, net	(42,792)	(2,451)
Total revenues	135,615	90,482
Costs and expenses
Production and ad valorem taxes	10,480	6,389
Depreciation and depletion expense	36,798	47,989
Impairment of oil and natural gas properties	—	251,559
Marketing and other deductions	12,049	9,377
General and administrative expenses	26,978	25,902
Total costs and expenses	86,305	341,216
Operating income (loss)	49,310	(250,734)
Other income (expense)
Equity income in affiliate	1,120	764
Interest expense	(9,182)	(6,430)
Loss on extinguishment of debt	—	(476)
Other income (expense)	1,264	(100)
Net income (loss) before income taxes	42,512	(256,976)
Provision for (benefit from) income taxes	74	(885)
Net income (loss)	42,438	(256,091)
Distribution and accretion on Series A preferred units	(11,250)	(7,810)
Net (income) loss attributable to noncontrolling interests	(8,496)	96,642
Distributions on Class B units	(77)	(92)
Net income (loss) attributable to common units	$22,615	$(167,351)

Basic	$0.56	$(4.85)
Diluted	$0.51	$(4.85)
Weighted average number of common units outstanding
Basic	40,400,907	34,530,398
Diluted	60,957,824	34,530,398

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as a supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss) before interest expense, non-cash unit-based compensation, losses on the extinguishment of debt, unrealized gains and losses on derivative instruments, cash distributions from affiliate, equity income from affiliates, impairment of oil and natural gas properties, income taxes and depreciation and depletion expense, and adjusted for distributions from equity investments.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2021	December 31, 2020
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$22,360	$13,870
Interest expense	2,489	1,740
Provision for (benefit from) income taxes	74	(190)
Impairment of oil and natural gas properties	—	(92,860)
Amortization of right-of-use assets	(77)	(71)
Amortization of loan origination costs	(409)	(300)
Loss on extinguishment of debt	—	(476)
Equity income in affiliate	400	304
Forfeiture of restricted units	—	9
Unit-based compensation	(2,436)	(2,180)
Gain (loss) on derivative instruments, net of settlements	14,626	(2,589)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	4,464	1,513
Accounts receivable and other current assets	1,557	27
Accounts payable	218	107
Other current liabilities	2,016	1,077
Operating lease liabilities	78	71
Consolidated EBITDA	$45,360	$(79,948)
Add:
Impairment of oil and natural gas properties	—	92,860
Unit-based compensation	2,436	2,180
Loss on extinguishment of debt	—	476
(Gain) loss on commodity derivative instruments, net of settlements	(14,626)	2,589
Equity income in affiliate	(400)	(304)
Consolidated Adjusted EBITDA	$32,770	$17,853
Adjusted EBITDA attributable to noncontrolling interest	(8,910)	(6,214)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$23,860	$11,639

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	1,524	925
Cash distributions on Series A preferred units	318	627
Restricted units repurchased for tax withholding	670	—
Distributions on Class B units	18	21
Cash available for distribution on common units	$21,330	$10,066

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2021
Net income	$30,724
Depreciation and depletion expense	11,721
Interest expense	2,489
Cash distribution from affiliate	352
Provision for income taxes	74
Consolidated EBITDA	$45,360
Unit-based compensation	2,436
Gain on derivative instruments, net of settlements	(14,626)
Equity income in affiliate	(400)
Consolidated Adjusted EBITDA	$32,770
Adjusted EBITDA attributable to noncontrolling interest	(8,910)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$23,860

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	1,524
Cash distributions on Series A preferred units	318
Restricted units repurchased for tax withholding	670
Distributions on Class B units	18
Cash available for distribution on common units	$21,330

Common units outstanding on December 31, 2021	47,162,773

Cash available for distribution per common unit outstanding	$0.45

Common units outstanding on January 31, 2022 Record Date	47,162,773

Fourth quarter 2021 distribution declared (1)	$0.37

(1)   The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its revolving credit facility.  Additionally, Kimbell utilized cash flows received from the Q4 2021 acquired production after the cash cutoff date of November 1, 2021, but prior to the closing date of December 7, 2021, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders.  Revenues, production and other financial and operating results from the Q4 2021 acquisition are reflected in Kimbell's condensed consolidated financial statements from December 7, 2021 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2020
Net loss	$(93,840)
Depreciation and depletion expense	11,987
Interest expense	1,740
Cash distribution from affiliate	355
Benefit from income taxes	(190)
Consolidated EBITDA	$(79,948)
Impairment of oil and natural gas properties	92,860
Unit-based compensation	2,180
Loss on extinguishment of debt	476
Loss on commodity derivative instruments, net of settlements	2,589
Equity income in affiliate	(304)
Consolidated Adjusted EBITDA	$17,853
Adjusted EBITDA attributable to noncontrolling interest	(6,214)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$11,639

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	925
Cash distributions on Series A preferred units	627
Distributions on Class B units	21
Cash available for distribution on common units	$10,066

Common units outstanding on December 31, 2020	38,918,689

Cash available for distribution per common unit outstanding	$0.26

Common units outstanding on February 1, 2021 Record Date	38,918,689

Fourth quarter 2020 distribution declared (1)	$0.19

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

Three Months Ended
December 31, 2021
Net income	$30,724
Depreciation and depletion expense	11,721
Interest expense	2,489
Cash distribution from affiliate	352
Provision for income taxes	74
Consolidated EBITDA	$45,360
Unit-based compensation	2,436
Gain on derivative instruments, net of settlements	(14,626)
Equity income in affiliate	(400)
Consolidated Adjusted EBITDA	$32,770

Q1 2021 - Q3 2021 Consolidated Adjusted EBITDA (1)	94,783
Trailing Twelve Month Consolidated Adjusted EBITDA	$127,553

Long-term debt (as of 12/31/21)	217,116
Cash and cash equivalents (as of 12/31/21)	(7,052)
Net debt (as of 12/31/21)	$210,064

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.7x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q4 2021 acquisition that closed in December 2021 in accordance with Kimbell's secured revolving credit facility.